EXHIBIT 5.0

                       LAW OFFICE OF ANDREA CATANEO LTD.
                              81 Meadowbrook Road
                           Randolph, New Jersey 07869
                            TELEPHONE (973) 442-9944
                            FACSIMILE (973) 442-9933

                                 February 3, 2003

Board of Directors
Dupont Direct Financial Holdings, Inc.
42 Broadway, 11th Floor
New York, NY  10004

Re:  Legal Opinion Pursuant to SEC Form SB-2 Registration Statement


Dear Gentlemen:

You have requested my opinion as special securities counsel for Dupont Direct Financial Holdings, Inc., a Georgia corporation (the Company) and certain of its shareholders (the Selling Shareholders) in connection with a Registration Statement on Form SB-2 and the Prospectus included therein (collectively the Registration Statement) to be filed with the Securities and Exchange Commission.

The undersigned is admitted to practice and is in good standing with the State Bar of New Jersey.

1. The Registration Statement: The Registration Statement relates to the registration of 5,827,100 shares of restricted Common Stock of the Company of which 4,122,500 shares represent shares issued in exchange for services, 479,600 shares represent shares to cover the exercise of that number of Bonus Options issued to employees; 500,000 shares represent shares to cover the exercise of that number of options issued for services, exercisable at $0.43 per share; 575,000 shares represent shares to cover that number of Warrants exercisable at $0.25 per share; 150,000 shares represent shares to cover Warrants exercisable at $0.75 per share.

2. Basis for Opinion: The documentary basis and other basis for this opinion are my review and analysis of the below listed items:

     a) The Company's Articles of Incorporation, Certificates of Amendment, By-Laws, Minutes of Board of Directors Meetings, Minutes of Shareholder Meetings and Shareholder Lists (collectively the Company Records).

     b) The Registration Statement.

     c) The eligibility requirements for the use of Form SB-2 set forth in General Instructions I of Form SB-2 (the Eligibility Requirements).

     d) The applicable provisions of the Securities Act of 1933 as amended, and the Rules and Regulations promulgated thereunder (collectively the Act).

     e) The applicable securities and corporation's provisions of the Georgia Code.

     f) That I have assumed that the documents and signatures examined by me are genuine and authentic and that the persons executing such documents have the legal capacity to execute any such documents.

3. Legal Opinion: Based upon my review of the Company Records, the Registration Statement, the Eligibility Requirements, the Act and the Georgia Code, I am of the opinion that:


     a) Organization and Qualification: The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to conduct its business, and to own, lease and operate its properties, as more specifically described in the Registration Statement.

     b) Compliance with Eligibility Requirements of Form SB-2: After reasonable investigation, I have no actual knowledge that the Eligibility Requirements for use of Form S-2 have not been satisfied with respect to the Registration Statement.

     c) Warrants and Options Duly Authorized and Validly Issued: That the Warrants and Options covered by the Registration Statement have been duly authorized by the Company and when full consideration has been received for such Warrants and Options, they will be legally and validly issued and will permit the holders thereof to purchase up to a total of 1 share of Common Stock for each Warrant held.

     d) Warrant and Option Shares Duly Authorized and Validly Issued: That when the underlying Warrant Agreements and Stock Option Agreement are properly exercised by the Warrant Holders and Option Holders and the requisite consideration is received by the Company, such shares will be duly authorized, legally and validly issued and fully paid and non-assessable.

     e) Shares Duly Authorized and Validly Issued: That when the Registration Statement has become effective, the Shares consisting of both the Issued Shares and the Warrant Shares will be duly authorized, legally and validly issued and fully paid and non-assessable.

     4. Consent to Use of Legal Opinion: I hereby consent to the use of this opinion as an Exhibit to the Registration Statement as required by Item 6. Exhibits and Item 601 of Regulation SB. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                Very truly yours,



                                  /S/

                                Andrea Cataneo, Esq.